[Logo of Birds Eye]

                                                                    Exhibit 99.1

                                                Contact: Bea Slizewski
                                                         Birds Eye Foods
                                                         585-264-3189



          BIRDS EYE FOODS ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS


ROCHESTER, NY, February 6, 2004...Birds Eye Foods, Inc., the nation's leader in manufacturing and marketing frozen vegetables and a major processor of other food products, today reported its second quarter fiscal 2004 results.

     Net income for the second quarter of fiscal 2004 was $12.2 million as compared to $13.6 million in fiscal 2003. The second quarter results were impacted by a $4.0 million (pre-tax) loss on the early extinguishment of debt recorded as a result of the Company's repayment of $150.0 million of its 11 7/8 percent Senior Subordinated Notes, due 2008.

     Net sales for the second quarter of fiscal 2004 were approximately $253.8 million, a decrease of $11.3 million, as compared to $265.1 million in the second quarter of fiscal 2003. The decline is primarily the result of the continuing commitment of the Company to rationalize certain product offerings within its non-branded businesses and the competitive pressures within the skillet meal category.

     Net income for the six-month period ended December 27, 2003 was $15.1 million, and, while impacted by the $4.0 million (pre-tax) loss on the early extinguishment of debt as highlighted above, remained consistent with that of the prior period. Net sales for the six-month period ended December 27, 2003 were approximately $446.3 million, which represented a decline of $20.5 million as compared to $466.8 million for the six-month period ended December 28, 2002.

     "Our strong commitment to managing working capital and improving cash flow has allowed us to pay down 75 percent of our Senior Subordinated Notes early," notes Dennis M. Mullen, chairman, president and chief executive officer. "Additionally," Mullen continues, "the benefits of reduced interest and a stronger balance sheet provide us with a solid platform for growth. We are investing in several growth initiatives, including the introduction of products for healthy lifestyles, such as our new, low carbohydrate offerings under our Voila! label. We expect these products to be shipped within the next 60-90 days."

     Rochester-based Birds Eye Foods, with sales of approximately $1.0 billion annually, processes fruits and vegetables in 15 facilities across the country. Familiar brands in the frozen aisle include Birds Eye, Birds Eye Voila!, Birds Eye Simply Grillin,' Birds Eye Hearty Spoonfuls, Freshlike and McKenzie's. Other processed foods marketed by Birds Eye Foods include canned vegetables (Freshlike); fillings and toppings (Comstock and Wilderness); chili and chili ingredients (Nalley and Brooks); salad dressings (Bernstein's and Nalley) and snacks (Tim's, Snyder of Berlin and Husman). Birds Eye Foods also produces many of these products for the private label, food service and industrial markets.

                              BIRDS EYE FOODS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)



(dollars in thousands)                                Three Months Ended            Six Months Ended
                                                -----------------------------   --------------------------
                                                December 27,      December 28,  December 27,  December 28,
                                                   2003               2002          2003         2002(a)
                                                -----------       -----------   ------------  ------------
Net sales                                        $253,839           $265,129      $446,330      $466,784

Operating income                                 $ 33,131           $ 35,620      $ 48,385       $52,322

Interest expense                                   (8,732)           (11,801)      (19,192)      (25,483)

Loss on early extinguishment of debt(c)            (4,018)                --        (4,018)           --
                                                ----------          ---------     ---------     ---------
Pretax income from continuing operations           20,381             23,819        25,175        26,839

Tax provision                                      (8,152)            (9,499)      (10,070)      (10,737)
                                                ----------          ---------     ---------     ---------
Income before discontinued operations              12,229             14,320        15,105        16,102

Discontinued operations, net of tax(b)                --                (733)           (4)         (955)
                                                ----------          ---------     ---------     ---------
Net income                                       $ 12,229           $ 13,587       $15,101       $15,147
                                                ----------          ---------     ---------     ---------


(a) In order to provide a meaningful basis of comparing the Company's results of operations, the results of operations for the "predecessor" period (June 30, 2002 to August 18, 2002) have been combined with the results of operations for the "successor" period (August 19, 2002 to December 28,
     2002).

(b) The Company has disposed of its Veg-All, popcorn, and applesauce operations. The implementation of SFAS No. 144 resulted in the classification and separate financial presentation of those businesses as discontinued operations and are, therefore, excluded from continuing operations.

(c) On November 24, 2003, the Company repaid $150.0 million of its 11 7/8 percent Senior Subordinated Notes. In conjunction with this repayment, a pre-tax loss on early extinguishment of debt of $4.0 million was recorded. This amount reflects the payment of the $8.9 million call premium and other transaction expenses less the elimination of the related unamortized premium of $4.9 million.

NOTE: In conjunction with this release, investors will have the opportunity to listen to a conference call on FEBRUARY 13, at 1 p.m. eastern time over the Internet through PR Newswire's website. To listen to the live call, go to the Birds Eye Foods website: www.birdseyefoods.com http://www.birdseyefoods.com or www.prnewswire.com http://www.prnewswire.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available after the call on the Birds Eye Foods website. Additional information regarding Birds Eye Foods' financial information for the quarter and six months ended December 27, 2003, including financial and other statistical information about Birds Eye Foods' results of operations or financial results for the quarter and six months ended, is set forth in the Company's Form 10-Q Equivalent for the period ended December 27, 2003, which will be available at www.birdseyefoods.com http://www.birdseyefoods.com under Public Reporting in the Investor & News section - www.birdseyefoods.com/corp/investorsNews/publicReporting - prior to the conference call.

This press release contains predictions, estimates, and other "forward-looking statements" within the meaning of section 21E of the Exchange Act and section 27A of the Securities Act. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as of the date of this press release. These risks include, but are not limited to: the impact of strong competition in the food industry, including competitive pricing; the impact of changes in consumer demand; the impact of weather on the volume and quality of raw product; the inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance; the continuation of our success in integrating operations, including the realization of anticipated synergies in operations and the timing of any such synergies, and the availability of acquisition and alliance opportunities; our ability to achieve gains in productivity and improvements in capacity utilization; our ability to service debt; interest rate fluctuations; and effectiveness of marketing and shifts in market demand. Please refer to Birds Eye Foods' Annual Report on Form 10-K Equivalent for the fiscal year ended June 28,

2003 as well as other reports and information filed by Birds Eye Foods with the Securities and Exchange Commission for more information on factors that could cause actual results to differ.